Exhibit 1

Irrevocable Proxy and Power of Attorney

Pursuant to that certain (i) consulting agreement and advisory agreement, by and between Lipella Pharmaceuticals Inc., a Delaware corporation (the “Corporation”), and Spartan Capital Securities, LLC, including any designee thereof (“Spartan”), dated as of December 5, 2024, as amended by that certain Amendment to Consulting Agreement and Placement Agent Agreement (the “Amendment”), dated December 10, 2024 (the “Consulting Agreement”), the Corporation is obligated to issue to Spartan up to 1,050,000 shares (“Consultant Shares”) of Series C Convertible Preferred Stock, par value $0.0001 per share, of the Corporation (the “Series C Preferred Stock”), convertible into up to 1,050,000 shares (“Conversion Shares”) of common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) in consideration for advisory and consultant services that have been and will be rendered by Spartan and (ii) placement agent agreement, dated December 5, 2024, as amended the Amendment, by and between the Corporation and Spartan (the “Placement Agent Agreement”), the Corporation has agreed to issue Spartan common stock purchase warrants exercisable for a number of shares of Common Stock (collectively, the “Warrant Shares”) equal to 10% of the number of shares of Series B non-voting convertible preferred stock of the Corporation, par value $0.0001 per share, sold in a private placement by the Corporation (the “Offering”) for which Spartan is serving as placement agent. Spartan is executing this Irrevocable Proxy and Power of Attorney (this “Irrevocable Proxy”) as a material inducement for the Corporation’s entering into the Consulting Agreement and the Placement Agent Agreement.

Upon the issuance of any and all Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable), Spartan (x) will be the record holder of the Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable) and (y) will have good and valid title to such Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable), free and clear of any liens or restrictions on transfer except as provided herein and in the Consulting Agreement and Placement Agent Agreement. Upon the issuance by the Corporation of a number of Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable) to Spartan and/or its Affiliates (as defined under Rule 405 of the Securities Act of 1933, as amended) or any other person or entity acting as a group together with Spartan and such Affiliates (such persons, “Attribution Parties”), Spartan (and such other Attribution Parties, if any) hereby irrevocably appoints Dr. Jonathan Kaufman, Chief Executive Officer of the Corporation (the “Principal Stockholder”), and any designee of the Principal Stockholder as the proxy and attorney-in-fact, with full power of substitution and resubstitution, to represent and vote the aggregate number of Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable), held by Spartan (and such Attribution Party, if any) (such shares collectively, the “Proxied Shares”), whether at a meeting of the shareholders of the Corporation or by any consent to any action taken by such shareholders without a meeting, with respect to any and all matters presented to the shareholders of the Corporation for vote or for action without a meeting. Such irrevocable appointment to the Principal Stockholder of the aforementioned rights to the Proxied Shares shall be evidenced by the signature of each of Spartan, such Attribution Party (if any) and the Principal Stockholder on the row of Schedule I attached hereto corresponding to such Proxied Shares. This proxy and power of attorney granted by Spartan (and any other Attribution Party, if any) shall be irrevocable during its term and shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy. Spartan authorizes the Principal Stockholder to file this Irrevocable Proxy and any substitution or revocation with the Corporation so that the existence of this Irrevocable Proxy is noted on the books and records of the Corporation. The power of attorney granted by Spartan herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Spartan.

During the effectiveness of this Irrevocable Proxy, the Principal Stockholder shall have all the voting power and all power to grant consent that Spartan (or an Attribution Party, if any) would possess by virtue of being the holder of the Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable). Upon each signature by Spartan (and any other Attribution Party) on Schedule I with respect to Proxied Shares, Spartan and such Attribution Party hereby ratifies and confirms all acts that the Principal Stockholder will do or cause to be done with respect to such Proxied Shares by virtue of and within the limitations set forth in this Irrevocable Proxy.

This Irrevocable Proxy is binding on Spartan’s heirs, estate, executors, personal representatives, successors, and assigns (including any transferee of any of the Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable)) to the fullest extent permitted under applicable law.

Spartan shall not dispose of, pledge, sell, convey, assign, hypothecate, or otherwise transfer (each, a “Transfer”) number of Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable) without the express prior consent of the Corporation and shall provide the Corporation with at least five (5) Business Days’ prior notice of its intention to effect a Transfer to a non-Attribution Party. “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Federal Reserve Bank of New York is closed and/or The Nasdaq Stock Market LLC is not open for at least five (5) hours of trading. Spartan shall inform the Corporation of any pledge of Proxied Shares made prior to the date of this Irrevocable Proxy. Except pursuant to this Irrevocable Proxy, as of the date hereof, no person or entity other than Spartan or an Attribution Party has any contractual or other right or obligation to purchase or otherwise acquire any of the Consultant Shares, Conversion Shares and/or Warrant Shares (as applicable). Upon the registration of the reoffer and resale of the Conversion Shares and Warrant Shares (as applicable) listed on Schedule I, the appointment of voting power granted to the Principal Stockholder shall immediately terminate with respect to such respective Conversion Shares and the corresponding Consultant Shares, and Warrant Shares (as applicable) and all restrictions on, and consents required for, Transfers of the Consultant Shares, Conversion Shares and Warrant Shares shall terminate, provided, that Spartan hereby agrees that neither Spartan, the other Attribution Parties nor their respective designees, successors or assigns, shall Transfer any Consultant Shares, Conversion Shares or Warrant Shares to a non-Attribution Party (other than to the Corporation or the Principal Stockholder) (i) whose business is directly or indirectly competitive with the business of the Corporation as it is being conducted or planned to be conducted at the time of such proposed disposition, or (ii) who intends to or has taken action, directly or indirectly, in one or more related transactions, towards obtaining an ownership interest in the Corporation for purposes of effecting (x) a change of “control” of the Corporation (as such term is defined under Section 203 of the General Corporation Law of the State of Delaware), (y) a sale or all or substantially all of the assets of the Corporation or (z) a change to the board of directors or management of the Corporation at the time of such proposed disposition, (iii) if such disposition will, to Spartan’s knowledge, result in such third party (together with all of such third party’s “affiliates” (as defined in Rule 405 of the Securities Act of 1933, as amended) and any other persons acting as a group together with such third party) being deemed a “beneficial owner” (as defined under Rule 13d-3) of more than 4.99% of the outstanding shares of Common Stock immediately after giving effect to such disposition. In addition, this Irrevocable Proxy shall terminate with respect to Consultant Shares, Conversion Shares and Warrant Shares (as applicable) upon each disposition of Consultant Shares, Conversion Shares and Warrant Shares (as applicable) by an Attribution Party to a non-Attribution Party. Notwithstanding the foregoing, a Transfer of Consultant Shares, Conversion Shares or Warrant Shares by Spartan (or any other Attribution Party) to an Attribution Party shall only become effective upon such transferee’s delivery of a completed and executed Joinder Agreement, substantially in the form attached hereto as Schedule II. The Company undertakes to include the maximum possible number of Conversion Shares and Warrant Shares in the initial registration statement filed in connection with the Offering and in each subsequent registration statement, as needed, and agrees to lift all Transfer and notice restrictions six months after any issuance if such Conversion Shares and Warrant Shares are not then registered for resale.

This Irrevocable Proxy may be amended or supplemented, and any obligation of an Attribution Party may be waived, only with the prior written consent of the Corporation. No waivers of any breach of this Irrevocable Proxy extended by the Corporation to any Attribution Party shall be construed as a waiver of any rights or remedies of the Corporation or with respect to any subsequent breach.

This Irrevocable Proxy shall be governed by, and construed under, the laws of the State of Delaware, without regard to principles of conflict of laws. In case any provision of this Irrevocable Proxy shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the Corporation and Spartan (and any other Attribution Party, if any) represented by such invalidated term, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

In the event that any signature hereto is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[signature page follows]

Spartan, hereby revoking any and all prior proxies granted by Spartan with respect to the Consultant Shares, Conversion Shares and Warrant Shares (as applicable), has executed this Irrevocable Proxy on the date set forth below to be deemed effective as of December 20, 2024.

SPARTAN CAPITAL SECURITIES, LLC

By:	/s/ Kim Monchik
Name: Kim Monchik
Title: Chief Administrative Officer

Date:	12/20/2024

ACKNOWLEDGED AND AGREED TO BY:

/s/ Jonathan Kaufman
Name: Jonathan Kaufman

Date:	December 20, 2024

Schedule I

Date	Number of Conversion Shares as of such date	Number of Warrant Shares as of such date	Signature of Authorized Signatory of Spartan (and/or Attribution Party, if any)	Acknowledgement and Acceptance of Principal Stockholder
12/23/2024	182,076	85,421	Signature: /s/ Kim Monchik	Signature: /s/ Jonathan Kaufman
12/23/2024	78,032	0	Signature: /s/ Eric Meyer
12/31/2024	30,053	11,795	Signature: /s/ Kim Monchik	Signature: /s/ Jonathan Kaufman
12/31/2024	12,880	0	Signature: /s/ Eric Meyer

Schedule II

Joinder Agreement

In connection with the Transfer from [Spartan/other Attribution Party] to the undersigned of [Consultant Shares/Conversion Shares/Warrant Shares], the undersigned is executing and delivering this Joinder Agreement to the Irrevocable Proxy and Power of Attorney, dated as of December 20, 2024 (the “Irrevocable Proxy”). Terms used but not defined herein shall have the same meanings ascribed to them as in the Irrevocable Proxy.

By executing and delivering this Joinder Agreement to the Corporation and [Spartan/ other Attribution Party], the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Irrevocable Proxy in the same manner as if the undersigned were an original signatory to the Irrevocable Proxy. This Joinder Agreement shall become an integral part of, and undersigned shall become a party to and be bound by the Irrevocable Proxy upon execution and delivery of this Joinder Agreement by the undersigned.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                  ,      .

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